SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2002

MCGRATH RENTCORP
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-13292 (Commission File Number)	94-2579843 (IRS Employer Identification No.)

5700 LAS POSITAS ROAD, LIVERMORE, CA (Address of principal executive offices)	94550 (Zip code)

(925) 606-9200
(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events

     On July 1, 2002, we issued a press release regarding the termination of the Agreement and Plan of Merger, dated as of December 20, 2001, by and between McGrath RentCorp and Tyco Acquisition Corp. 33, and McGrath’s declaration of a quarterly cash dividend of $0.18 per share for the second quarter ended June 30, 2002 to be payable on July 31, 2002 to all shareholders of record on July 15, 2002. A complete copy of our press release, dated July 1, 2002, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release issued by McGrath RentCorp, dated July 1, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCGRATH RENTCORP (Registrant)

Dated:	July 1, 2002	By: /s/ Randle F. Rose
Name: Randle F. Rose Title: Vice President of Administration and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by McGrath RentCorp, dated July 1, 2002.

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